UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)

Registrant’s telephone number, including area code:	(281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     A subsidiary of CVR Energy, Inc. (the “Company”) intends to file a registration statement on Form S-1 with the U.S. Securities and Exchange Commission in the near term to take the Company’s nitrogen fertilizer business public as a master limited partnership (“MLP”). As a part of such transaction, the Company expects to acquire the general partner of the partnership which currently owns the nitrogen fertilizer business from its current owners at fair market value. Any transaction is subject to numerous conditions that may prevent the Company from executing its planned course of action, including, without limitation, market conditions, pricing, regulatory approvals, third party consents, compliance with contractual obligations, and reaching agreements with its underwriters and lenders. In accordance with SEC rules, the Company cannot comment further with respect to the possible transactions. Further details would be included in a Form S-1 which would be publicly filed. This statement does not constitute an offer of any securities for sale. This announcement has been issued by the Company in accordance with Rule 135 of the rules and regulations under the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date:   November 2, 2010

CVR ENERGY, INC.
By:	/s/ John J. Lipinski
John J. Lipinski
Chief Executive Officer and President